Exhibit 99.1
Cipher Digital Provides Third Quarter 2026 Business Update
Recognized First HPC Lease Revenue
Expanded Barber Lake Lease Term to 20 Years, Increasing Contracted Revenue to $9.1 Billion
Received Conditional Base Load Classification for Colchis (1 GW)
Began Development of Lateral Pipelines to Facilitate up to 2.5 GW of On-Site Generation for Data Center Expansion
NEW YORK—November 2, 2026—Cipher Digital Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”), a leading developer, owner, and operator of industrial-scale data centers, today announced its third quarter 2026 financial results, with an update on its operations and business strategy.
The third quarter marked a milestone in Cipher’s transition to a leading HPC development platform, as the Company recognized its first HPC lease revenue following rent commencement at Black Pearl. Across Black Pearl and Barber Lake, multiple data halls are scheduled to come online through year-end.
Cipher also highlighted its previously announced amendment to the Barber Lake lease, which adds a second 10-year term directly with a leading AI lab. The amendment increases total contracted revenue at the site to approximately $9.1 billion, adding approximately $5.2 billion of incremental rent. It also establishes a phased delivery schedule aligned with the tenant’s compute deployment, and construction remains on track to deliver against the amended schedule.
In the third quarter, the Company received conditional classifications across several pipeline sites through ERCOT’s Batch Zero process, including a conditional base load classification for 1 GW at Colchis and conditional studied load classifications with Provisional Controllable Load Resource (“PCLR”) designations for an additional 1.6 GW.
The Company also commenced development of lateral natural gas pipelines capable of supporting up to 2.5 GW of on-site generation, and acquired Horizon, a 70 MW site in Texas expected to energize in 2029. The pipeline also includes 270 MW of capacity available in 2027, for which the Company continues to advance tenant discussions and design work. Cipher’s development pipeline today totals approximately 5.9 GW.
“Cipher was built for this market, and this quarter we took important steps to strengthen our position for the long term,” said Tyler Page, Chief Executive Officer. “The decisions we made early on about who we partner with, how we structure our projects, how we navigate a dynamic regulatory environment and how we engage with our communities were made for exactly these conditions. Demand for compute is growing, and our relationships with leading hyperscalers and AI labs are deepening. We are adding new capacity to our pipeline, investing earlier in every project and advancing design work before committing to new leases, so we are well positioned for our next phase of growth.”
Finance and Operations Highlights
•Recognized first HPC lease revenue
•Delivered first capacity at Black Pearl with additional capacity across all three campuses expected to come online in phases over the coming months
•Expanded the Barber Lake lease to a 20-year term, increasing total contracted revenue at the site to approximately $9.1 billion
•Acquired Horizon, a 70 MW Site in Texas with energization expected in 2029
•Completed an $850 million offering of 0.000% convertible senior notes due 2032, funding additional equity investment into Barber Lake in connection with the lease expansion, with associated capped call transactions raising the effective conversion price to $28.35 per share
•Equitized approximately $165.9 million of the 1.750% convertible notes due 2030, retiring more than 90% of those notes

•Received a conditional base load classification for 1 GW and conditional studied load classifications for 1.6 GW with PCLR designations, through ERCOT’s Batch Zero process
•Commenced development of lateral pipelines to support up to 2.5 GW of potential on-site generation across multiple sites
•Barber Lake data center construction on track to meet the amended milestones
•Black Pearl data center continues to progress towards completion with ongoing equipment installation and energization across various data halls
•Stingray construction advancing, with steel erection progressing on schedule and shell construction expected to be completed in the fourth quarter
•Q3 2026 Revenue of $27 million and Adjusted EBITDA of negative $10 million

Business Update Call and Webcast
The live webcast and a webcast replay of the conference call can be accessed from the investor relations section of Cipher’s website at https://investors.cipherdigital.com/.

About Cipher
Cipher develops and operates industrial-scale data centers engineered for next-generation computing at the highest standards of innovation, precision, and excellence. The Company brings together deep expertise across power sourcing, construction, engineering, operations, real estate, and technology to deliver high-quality data centers purpose built for HPC workloads. By partnering with premier tenants, Cipher seeks to meet the growing demand for industrial-scale data center capacity and become a leading HPC development platform that is built for hyperscale. To learn more about Cipher, please visit https://www.cipherdigital.com/.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as, statements about the Company’s beliefs and expectations regarding its future results of operations and financial position, its planned business model and strategy, its data center development, timing and likelihood of success, capacity, functionality and timing of operation of data centers, expectations regarding the operations of data centers, potential strategic initiatives, such as joint ventures and partnerships, and management plans and objectives, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts it may make to modify aspects of its business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, the ability of Cipher’s customers, tenants, and other counterparties to perform their contractual obligations, the ability to Cipher to complete its data centers and future strategic growth initiatives in a timely manner or within anticipated cost estimates, risks relating to the development, construction, and operation of Cipher’s data centers, the availability of capital and financing on acceptable terms, changes in market demand, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Cipher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on February 24, 2026, Cipher’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 4, 2026, Cipher’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 to be filed with the SEC and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.
Website Disclosure
The Company maintains a dedicated investor website at https://investors.cipherdigital.com/investors (“Investors’ Website”). Financial and other important information regarding the Company is routinely posted on and accessible through the Investors Website. Cipher uses its Investors’ Website as a distribution channel of material information about the Company, including through press releases, investor presentations, reports and notices of upcoming events. Cipher intends to utilize its Investors’ Website as a channel of distribution to reach public investors and as a means of disclosing material non-public information for complying with disclosure obligations under Regulation FD. In addition, you may sign up to automatically receive email alerts and other information about the Company by visiting the “Email Alerts” option under the Investors Resources section of Cipher’s Investors’ Website and submitting your email address.

Non-GAAP Financial Measures
This press release includes supplemental financial measures Adjusted EBITDA, that excludes the impact of (i) interest income, (ii) interest expense, (iii) income taxes, (iv) depreciation and amortization, (v) the non-cash change in fair value of derivative asset, (vi) share-based compensation expense, (vii) nonrecurring gains and losses, (viii) the non-cash change in fair value of warrant liability, (ix) non-cash losses related to miners reclassified as held for sale, (x) impairment of long-lived assets, and (xi) non-cash disposal of miners.
Beginning with the three months ended March 31, 2026, the Company changed its primary non-GAAP performance from "Adjusted Earnings (Loss)" to Adjusted EBITDA. Adjusted EBITDA differs from Adjusted Earnings (Loss) only in that, in addition to the adjustments previously made to compute Adjusted Earnings (Loss), Adjusted EBITDA also excludes interest expense, interest income, and current income tax expense. We believe Adjusted EBITDA is more representative of the Company's core operating performance, more comparable to measures used by industry peers, and more useful to investors evaluating our underlying business. The reconciliation table below presents Adjusted EBITDA for both periods presented under the Company’s new methodology. The Company does not intend to report Adjusted Earnings (Loss) in future periods.
These supplemental financial measures are not measurements of financial performance under accounting principles generally accepted in the United States (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate our business performance and to help make operating decisions. We believe the use of these non-GAAP financial measures can also facilitate comparison of our operating results to those of our competitors by excluding certain items that vary in our industry based on company policy.
Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from the non-GAAP financial measure, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers and directors. Similarly, we expect that depreciation and amortization will continue to be a recurring expense over the term of the useful life of the related assets. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our condensed consolidated financial statements, which have been prepared in accordance with GAAP. We rely primarily on such condensed consolidated financial statements to understand, manage and evaluate our business performance and use the non-GAAP financial measures only supplementally.

Contacts:

Investor Contact:
Courtney Knight
Head of Investor Relations
courtney.knight@cipherdigital.com

Media Contact:
Ryan Dicovitsky
Dukas Linden Public Relations
CipherDigital@DLPR.com

CIPHER DIGITAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for share and per share amounts)
(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$ 656,009	$ 628,263
Restricted cash, current	1,719,403	1,761,292
Accounts receivable	20,469	687
Receivables, related party	-	271
Prepaid expenses and other current assets	56,342	7,977
Bitcoin	25,943	125,400
Miners held for sale	-	94,879
Derivative asset, current	8,770	34,090
Total current assets	2,486,936	2,652,859
Restricted cash, non-current	477,182	275,076
Property and equipment, net	3,899,880	633,417
Intangible assets, net	125,094	77,388
Investment in equity investees	-	29,400
Derivative asset, non-current	-	22,720
Operating lease right-of-use asset	32,322	11,321
Security deposits	89,565	27,732
Other non-current assets	555,075	561,995
Total assets	$ 7,666,054	$ 4,291,908
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 216,987	$ 40,064
Accrued expenses and other current liabilities	628,770	90,086
Finance lease liability, current portion	4,389	4,237
Operating lease liability, current portion	2,450	1,731
Warrant liability	504,880	525,160
Short-term borrowings	112,704	37,793
Total current liabilities	1,470,180	699,071
Deferred revenue	46,185	-
Long-term borrowings, net	5,447,174	2,711,648
Asset retirement obligations	24,082	33,696
Finance lease liability	17,930	3,094
Operating lease liability	34,578	8,545

Total liabilities	7,040,129	3,456,054
Commitments and contingencies (Note 13)
Redeemable noncontrolling interest	25,670	30,319
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of September 30, 2026, and December 31, 2025	-	-
Common stock, $0.001 par value, 1,000,000,000 and 1,000,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively, 425,237,783 and 412,074,529 shares issued as of September 30, 2026 and December 31, 2025, respectively, and 415,092,825 and 404,963,061 shares outstanding as of September 30, 2026, and December 31, 2025, respectively	425	412
Additional paid-in capital	1,953,736	1,808,786
Accumulated deficit	(1,353,896)	(1,003,656)
Treasury stock, at par, 10,144,958 and 7,111,468 shares at September 30, 2026 and December 31, 2025, respectively	(10)	(7)
Total stockholders’ equity	600,255	805,535
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$ 7,666,054	$ 4,291,908

CIPHER DIGITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue - bitcoin mining	$ 20,849	$ 71,707	$ 80,524	$ 164,231
Revenue - HPC leasing	5,852	-	5,852	-
Total revenue	26,701	71,707	86,376	164,231
Costs and operating (expenses) income
Cost of revenue - bitcoin mining	(14,638)	(26,733)	(46,487)	(56,957)
Cost of revenue - HPC leasing	(726)	-	(1,629)	-
Compensation and benefits	(38,555)	(14,445)	(115,917)	(44,407)
General and administrative	(26,359)	(8,167)	(54,578)	(26,196)
Depreciation and amortization	(18,821)	(59,549)	(57,200)	(147,102)
Change in fair value of power purchase agreement	(13,910)	(9,030)	(48,040)	(17,180)
Power sales	4,251	2,335	8,684	4,702
Equity in losses of equity investees	-	(1,479)	(1,601)	(8,472)
Unrealized gains (losses) on fair value of bitcoin	12,394	108	33,055	(2,927)
Realized gains (losses) on sale of bitcoin	481	7,535	(47,251)	16,092
Other operating income (losses)	(2,733)	101	(20,432)	(2,732)
Total costs and operating expenses	(98,616)	(109,324)	(351,396)	(285,179)
Operating loss	(71,915)	(37,617)	(265,020)	(120,948)
Other income (expense)
Interest income	32,684	457	100,135	943
Interest expense	(58,994)	(1,286)	(184,888)	(3,200)
Change in fair value of warrant liability	127,180	31,860	20,280	31,860

Other income (expenses)	2,587	3,000	(20,036)	4,064
Total other income (expense)	103,457	34,031	(84,509)	33,667
Income (loss) before taxes	31,542	(3,586)	(349,529)	(87,281)
Current income tax benefit (expense)	54	767	(720)	(1,157)
Deferred income tax (expense) benefit	-	(464)	-	399
Total income tax benefit (expense)	54	303	(720)	(758)
Net income (loss)	31,596	(3,283)	(350,249)	(88,039)
Less: Net loss attributable to redeemable noncontrolling interest	9	-	9	-
Net income (loss) available for common stockholders	$ 31,605	$ (3,283)	$ (350,240)	$ (88,039)
Earnings (loss) per share - basic	$ 0.08	$ (0.01)	$ (0.85)	$ (0.23)
Earnings (loss) per share - diluted	$ (0.22)	$ (0.01)	$ (0.85)	$ (0.23)
Weighted average shares outstanding - basic	414,996,770	393,191,623	409,866,599	376,372,526
Weighted average shares outstanding - diluted	439,694,022	393,191,623	409,866,599	376,372,526

Non-GAAP Financial Measures
The following is a reconciliation of our Adjusted EBITDA, which excludes the impact of (i) interest income, (ii) interest expense, (iii) income taxes, (iv) depreciation and amortization, (v) the non-cash change in fair value of derivative asset, (vi) share-based compensation expense, (vii) nonrecurring gains and losses, (viii) the non-cash change in fair value of warrant liability, (ix) non-cash losses related to miners reclassified as held for sale, (x) impairment of long-lived assets, and (xi) non-cash disposal of miners, to the most directly comparable GAAP measure for the periods indicated (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA:
Net income (loss)	$ 31,596	$ (3,283)	$ (350,249)	$ (88,039)
Interest income	(32,684)	(457)	(100,135)	(943)
Interest expense	58,994	1,286	184,888	3,200
Total income tax expense	(54)	(303)	720	758
Depreciation and amortization	18,821	59,549	57,200	147,102
EBITDA	$ 76,673	$ 56,792	$ (207,576)	$ 62,078
Change in fair value of power purchase agreement	13,910	9,030	48,040	17,180
Share-based compensation expense	26,634	9,074	84,208	28,736
Other (gains) losses - nonrecurring	—	(2,246)	—	4,049
Change in fair value of warrant liability	(127,180)	(31,860)	(20,280)	(31,860)
Loss on miners held for sale	—	—	7,437	—
Adjusted EBITDA	$ (9,963)	$ 40,790	$ (88,171)	$ 80,183